UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 24, 2009
OCULUS INNOVATIVE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd, Petaluma, California	94954

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(707) 782-0792
Not applicable.

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

Item 3.02	Unregistered Sales of Equity Securities.
On January 26, 2009, we entered into Purchase Agreements and a Revenue Sharing Agreement with VetCure Inc., a California corporation, (“VetCure”), our Director, Robert Burlingame, and an accredited investor, whereby VetCure and its affiliates agreed to make a $3 million investment in our Company in exchange for the exclusive rights to distribute and sell our Vetericyn Wound Care product for animals in the United States and an aggregate of 3 million shares of common stock with warrants.
On February 24, 2009, we entered into a new Purchase Agreement with Robert Burlingame, our Director, and an accredited investor (collectively, the “Investors”). The February 24, 2009 Purchase Agreement rescinds and replaces the Purchase Agreements we entered into on January 26, 2009. Pursuant to the terms of the Purchase Agreement, the Investors agreed to make a $3 million investment in our Company. The Investors paid $1,000,000 on February 24, 2009 and agreed to pay $2,000,000 no later than August 1, 2009.
In exchange for this investment, we agreed to issue to the Investors a total of 2,564,103 shares of our common stock in two tranches, pro rata to the investment amounts paid by the Investor on each date the Investor provides funds (each a “Closing Date”).
In addition, we agreed to issue to the Investors Series A Warrants to purchase a total of 1,500,000 shares of common stock pro rata to the number of shares of common stock issued on each Closing Date at an exercise price of $1.87 per share. The Series A Warrants will be exercisable after six months and will have a five year term. The Series A Warrants also have a cashless feature in the event the shares of common stock underlying the Series A Warrants are not registered.
We also agreed to issue to the Investors Series B Warrants to purchase a total of 2,000,000 shares of common stock pro rata to the number of shares of common stock issued on each Closing Date at an exercise price of $1.13 per share. The Series B Warrants will be exercisable after six months and will have a three year term. In addition, for every two shares of common stock the Investor purchases upon exercise of a Series B Warrant, the Investor will receive an additional Series C Warrant to purchase one share of common stock. The Series C Warrant shall be exercisable after six months and will have an exercise price of $1.94 and a five year term. We will only be obligated to issue Series C Warrants to purchase up to 1,000,000 shares of common stock.
Amendment No. 1 to Revenue Sharing Distribution Agreement with VetCure
On February 24, 2009, we amended the Revenue Sharing Distribution Agreement (the “Distribution Agreement”) with VetCure. Pursuant to the amended Distribution Agreement (the “Amendment”), we modified the Distribution Agreement to reflect VetCure’s name change to Vetericyn, Inc. In addition, we agreed to modify the term “Territory” under Section 1.10 of the Distribution Agreement to mean the United States of America, Canada and Puerto Rico. Also, the parties agree to delete Section 4.6, titled “Equity Compensation.”
With respect to the issuance of our securities as described in the Purchase Agreement above, we relied on the Section 4(2) exemption from securities registration under the federal securities laws for transactions not involving a public offering. No advertising or general solicitation was employed in the offering of the securities. The securities were sold to accredited investors. The securities were offered for investment purposes only and not for the purpose of resale or distribution and the transfer thereof was appropriately restricted by us.
The above-descriptions of the Purchase Agreement and the Amendment do not purport to be complete and each is qualified in its entirety by reference to the full text of those agreements filed as Exhibits 10.4 and 10.5, respectively, to this report and incorporated herein by reference.
This report contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our Form 10-K and other reports we file with the Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

Item 9.01	Financial Statements and Exhibits.
10.1	Purchase Agreement by and between Oculus Innovative Sciences, Inc. and Robert Burlingame, dated January 26, 2009 (incorporated herein by reference to the exhibit of the same number filed with Form 8-K, dated January 29, 2009).

10.2	Purchase Agreement by and between Oculus Innovative Sciences, Inc. and Non-Affiliated Investors, dated January 26, 2009 (incorporated herein by reference to the exhibit of the same number filed with Form 8-K, dated January 29, 2009).

10.3	Revenue Sharing Distribution Agreement by and between Oculus Innovative Sciences, Inc. and VetCure, Inc., dated January 26, 2009 (incorporated herein by reference to the exhibit of the same number filed with Form 8-K, dated January 29, 2009).

10.4	Purchase Agreement by and between Oculus Innovative Sciences, Inc., Robert Burlingame and Seamus Burlingame, dated February 24, 2009 (filed herewith).

10.5	Amendment to Revenue Sharing Distribution Agreement by and between Oculus Innovative Sciences, Inc. and Vetericyn, Inc., dated February 24, 2009 (filed herewith).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oculus Innovative Sciences, Inc.

(Registrant)

Date:	February 27, 2009

/s/ Jim Schutz

(Signature)

		Name:	Jim Schutz
		Title:	Vice President of Corporate Development and General Counsel